News Release
R. Andrew Watts
October 19, 2015                        Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $432.2 MILLION, AN INCREASE OF 2.6%; EARNINGS PER SHARE OF $0.47; AND AN 11.4% INCREASE IN THE QUARTERLY DIVIDEND RATE TO $0.1225 PER SHARE

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the third quarter of 2015.

Revenues for the third quarter of 2015 under U.S. generally accepted accounting principles (“GAAP”) were $432.2 million, increasing $10.9 million, or 2.6%, as compared to the third quarter of the prior year, with Organic Revenue (as defined below) increasing by 2.4%. Diluted earnings per share under GAAP were$0.47.

Revenues for the nine months ended September 30, 2015 under GAAP were $1,255.9 million, increasing $73.2 million, or 6.2%, as compared to the same period of 2014, with Organic Revenue (as defined below) increasing by 2.6%. Diluted earnings per share for the nine months ended September 30, 2015 under GAAP were $1.29 compared to $1.24 in the first nine months of 2014, representing a 4.0% increase.

J. Powell Brown, President and Chief Executive Officer of the Company noted, "We are pleased with our improving rate of organic growth for the quarter and believe we are positioned for continued profitable organic growth in the future."

In the first quarter we initiated a $100 million accelerated share repurchase program that was part of the $200 million repurchase plan approved by the Board of Directors in July of 2014. The $100 million program was completed in August 2015.

In addition, the Company’s Board of Directors has declared a regular quarterly cash dividend of $0.1225 per share to be paid on November 12, 2015, to shareholders of record on November 4, 2015. The dividend represents a 11.4% increase from the previous regular quarterly cash dividend of $0.11 per share and is the twenty-second consecutive annual dividend increase for the Company. Mr. Brown noted, "Share repurchases and dividend increases continue to be a key part of our capital allocation to drive shareholder value."

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Three Months Ended September 30, 2015
(in millions, unaudited)

	Quarter Ended		Change		Acquisition	Organic Revenue Growth(1)
	9/30/2015	9/30/2014	$	%	Revenues	$	%

Retail(2)	$211.8	$201.1	$10.7	5.3%	$7.8	$2.9	1.5%
National
Programs	113.7	111.6	2.1	1.9%	1.2	0.9	0.8%
Wholesale
Brokerage	53.8	50.3	3.5	6.9%	0.7	2.8	5.5%

Services	38.0	35.2	2.8	7.8%	—	2.8	7.8%
Total Core
Comm. and Fees	$417.3	$398.2	$19.1	4.8%	$9.7	$9.4	2.4%

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Organic Revenue Growth(1)
Nine Months Ended September 30, 2015
(in millions, unaudited)

	Nine Months Ended		Change		Acquisition	Organic Revenue Growth(1)
	9/30/2015	9/30/2014	$	%	Revenues	$	%

Retail(2)	$625.6	$592.4	$33.2	5.6%	$25.9	$7.3	1.2%
National
Programs	308.6	267.1	41.5	15.6%	37.3	4.2	1.6%
Wholesale
Brokerage	153.8	143.6	10.2	7.1%	1.7	8.5	5.9%

Services	111.1	102.3	8.8	8.6%	—	8.8	8.6%
Total Core
Comm. and Fees	$1,199.1	$1,105.4	$93.7	8.5%	$64.9	$28.8	2.6%

(1)"Organic Revenue" is defined as total commissions and fees less (i) the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “Contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), and less (iv) divested business (net commissions and fees generated from offices, books of business or niche businesses sold by the Company) with the associated revenue removed from the corresponding period of the prior year.

(2)The Retail Segment includes commissions and fees, which will be reported in the “Other” column of the Segment Information in the Notes to the Condensed Consolidated Financial Statements on the Company's Form 10-Q, which includes corporate and consolidation items.

Brown & Brown, Inc.
RECONCILIATION OF INTERNAL GROWTH SCHEDULE
TO TOTAL COMMISSIONS AND FEES
Included in the Consolidated Statements of Income
Three and Nine Months Ended September 30, 2015 and 2014
(in millions, unaudited)

	Quarter Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014

Total Core Commissions and Fees	$417.3	$398.2	$1,199.1	$1,105.4
Profit-Sharing Contingent Commissions	12.1	15.0	45.7	49.5
Guaranteed Supplemental Commissions	2.5	2.6	8.1	7.6
Divested Businesses	—	4.8	—	14.8

Total Commissions and Fees	$431.9	$420.6	$1,252.9	$1,177.3

In order to provide a better understanding of our business, we evaluate EBITDAC (defined below) performance. EBITDAC for the third quarter of 2015 was $150.7 million, an increase of $3.0 million or 2.0%, compared to the third quarter of the prior year.   The associated EBITDAC margin decreased to 34.9%.

Brown & Brown, Inc.
GAAP RECONCILIATION -
INCOME BEFORE INCOME TAXES TO EBITDAC(3)
Three Months Ended September 30, 2015 and 2014
(in millions, unaudited)

	Quarter Ended
	9/30/2015	9/30/2014
Income before income taxes	$112.9	$112.6
Amortization	22.2	22.0
Depreciation	5.2	5.4
Interest	9.9	7.3
Change in estimated acquisition earn-out payables	0.5	0.4
EBITDAC	$150.7	$147.7
EBITDAC margin	34.9%	35.1%

(3)	"EBITDAC" is defined as net income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data; unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
REVENUES
Commissions and fees	$431.9	$420.6	$1,252.9	$1,177.3
Investment income	0.2	0.2	0.7	0.5
Other income, net	0.1	0.5	2.3	4.9
Total revenues	432.2	421.3	1,255.9	1,182.7

EXPENSES
Employee compensation and benefits	211.3	203.1	628.1	583.6
Non-cash stock-based compensation	4.8	5.7	17.3	19.2
Other operating expenses	66.1	64.8	191.6	177.9
Gain on disposal	(0.7)	—	(1.3)	—
Amortization	22.2	22.0	65.4	60.5
Depreciation	5.2	5.4	15.6	15.3
Interest	9.9	7.3	29.4	18.4
Change in estimated acquisition earn-out payables	0.5	0.4	2.2	6.6
Total expenses	319.3	308.7	948.3	881.5

Income before income taxes	112.9	112.6	307.6	301.2

Income taxes	45.4	44.4	122.1	118.8

Net income	$67.5	$68.2	$185.5	$182.4

Net income per share:
Basic	$0.48	$0.47	$1.31	$1.26
Diluted	$0.47	$0.47	$1.29	$1.24

Weighted average number of shares outstanding:
Basic	137,684	140,915	138,181	141,253
Diluted	140,041	142,964	140,446	143,102

Dividends declared per share	$0.11	$0.10	$0.33	$0.30

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data, unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$448.9	$470.0
Restricted cash and investments	217.6	259.8
Short-term investments	10.5	11.2
Premiums, commissions and fees receivable	424.4	424.6
Reinsurance recoverable	37.2	13.0
Prepaid reinsurance premiums	329.8	321.0
Deferred income taxes	17.2	25.4
Other current assets	58.3	45.5
Total current assets	1,543.9	1,570.5

Fixed assets, net	81.3	84.7
Goodwill	2,559.0	2,460.6
Amortizable intangible assets, net	758.1	784.6
Investments	22.9	19.9
Other assets	37.0	36.6
Total assets	$5,002.2	$4,956.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$531.0	$568.1
Losses and loss adjustment reserve	37.2	13.0
Unearned premiums	329.8	321.0
Premium deposits and credits due customers	96.0	83.3
Accounts payable	56.9	57.3
Accrued expenses and other liabilities	172.5	181.3
Current portion of long-term debt	41.3	45.6
Total current liabilities	1,264.7	1,269.6

Long-term debt	1,118.6	1,152.8

Deferred income taxes, net	347.6	341.5

Other liabilities	85.7	79.2

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued 146,414 shares and outstanding 140,970 shares at 2015, issued 145,871 shares and outstanding 143,486 shares at 2014 - in thousands	14.6	14.6
Additional paid-in capital	439.3	406.0
Treasury stock, at cost 5,444 and 2,385 shares at 2015 and 2014, respectively - in thousands	(175.0)	(75.0)
Retained earnings	1,906.7	1,768.2
Total shareholders’ equity	2,185.6	2,113.8
Total liabilities and shareholders’ equity	$5,002.2	$4,956.9

Conference call, webcast and slide presentation
A conference call to discuss the results of the third quarter of 2015 will be held on Tuesday, October 20, 2015 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the third quarter of 2015 and those relating to potential repurchases of the Company's common stock. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the third quarter of 2015 that its financial results differ from the current preliminary unaudited numbers set forth herein; fluctuations in the Company's stock’s market price; fluctuations in operating results and cash flows; material adverse changes in economic conditions in the markets we serve and in the general economy; downward commercial property and casualty premium pressures; future regulatory actions and conditions in the states in which the Company conducts business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas including, but not limited to, the States of California, Florida, Georgia, Illinois, Indiana, Kansas, Massachusetts, Michigan, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Texas, Virginia and/or Washington, where significant portions of the Company’s business are conducted; and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules, including Organic Revenue, EBITDAC and EBITDAC margins. A reconciliation of this supplemental non-GAAP financial information to the Company's GAAP information is contained in this earnings release. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be considered in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

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